Exhibit 99.1

                       EXHIBIT A - JOINT FILING STATEMENT

      In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Wickes Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement on as of November 24, 2003.

                                        BRADCO SUPPLY CORPORATION


                                        By: /s/ Barry Segal
                                            -------------------
                                        Name: Barry Segal
                                        Title: Chief Executive Officer


                                        /s/ Barry Segal
                                        -------------------
                                        Name: Barry Segal